EXHIBIT 4.1

DEFERRED COMPENSATION PLAN                  [photographs of human faces omitted]


ROLLINS, INC.

PLAN DOCUMENT




















                              AMENDED AND RESTATED
                             EFFECTIVE JULY 1, 2005


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                                TABLE OF CONTENTS

Purpose........................................................................1

ARTICLE 1   Definitions........................................................1

ARTICLE 2   Selection/Enrollment/Eligibility...................................8

  2.1       Eligibility........................................................8
  2.2       Enrollment Requirements............................................8
  2.3       Commencement of Participation......................................8
  2.4       Termination of Participation and/or Deferrals......................8

ARTICLE 3   Deferral Commitments/Company  Contributions/Former Western Plan
              Accounts/Crediting/Taxes.........................................9
  3.1       Minimum Deferral...................................................9
  3.2       Maximum Deferral...................................................9
  3.3       Election to Defer/Change in Election...............................9
  3.4       Withholding of Annual Deferral Amounts............................11
  3.5       Annual Company Discretionary Amount...............................11
  3.6       Annual Company Discretionary Benefit Restoration Amount...........12
  3.7       Investment of Trust Assets........................................13
  3.8       Former Western Plan Accounts......................................13
  3.9       Vesting...........................................................14
  3.10      Crediting/Debiting of Account Balances............................14
  3.11      FICA and Other Taxes..............................................18
  3.12      Distributions.....................................................18

ARTICLE 4   Short-Term Payout/Unforeseeable Financial Emergencies.............19
  4.1       Short-Term Payout.................................................19
  4.2       Other Benefits Take Precedence Over Short-Term Payout.............20
  4.3       Withdrawal Payout/Suspensions for Unforeseeable Financial
              Emergencies.....................................................20

ARTICLE 5   Retirement Benefit................................................21
  5.1       Retirement Benefit................................................21
  5.2       Payment of Retirement Benefit.....................................21

ARTICLE 6   Survivor Benefit..................................................22
  6.1       Pre-Retirement Survivor Benefit...................................22
  6.2       Payment of Pre-Retirement Survivor Benefit..................... ..22
  6.3       Death Prior to Completion of Retirement Benefit or Termination
              Benefit........................................................ 23

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ARTICLE 7   Termination Benefit...............................................23
  7.1       Termination Benefit...............................................23
  7.2       Payment of Termination Benefit....................................23

ARTICLE 8   Beneficiary Designation...........................................23
  8.1       Beneficiary.......................................................23
  8.2       Beneficiary Designation/Change....................................24
  8.3       Acknowledgment....................................................24
  8.4       No Beneficiary Designation........................................24
  8.5       Doubt as to Beneficiary...........................................24
  8.6       Discharge of Obligations..........................................24

ARTICLE 9   Leave of Absence..................................................25
  9.1       Paid Leave of Absence.............................................25
  9.2       Unpaid Leave of Absence...........................................25

ARTICLE 10  Termination/Amendment/Modification................................25
 10.1       Termination.......................................................25
 10.2       Amendment.........................................................26
 10.3       Effect of Payment.................................................26
 10.4       Amendment to Ensure Proper Characterization of the Plan...........27
 10.5       Changes in Law Affecting Taxability...............................27
 10.6       Prohibited Acceleration/Distribution Timing.......................28

ARTICLE 11  Administration........  ..........................................28
 11.1       Administration....................................................28
 11.2       Determinations....................................................29
 11.3       General...........................................................29

ARTICLE 12  Other Benefits and Agreements.....................................29
 12.1      Coordination with Other Benefits...................................29

ARTICLE 13  Claims Procedures.................................................30
 13.1       Scope of Claims Procedures........................................30
 13.2       Initial Claim.....................................................30
 13.3       Review Procedures.................................................31
 13.4       Calculation of Time Periods.......................................32
 13.5       Legal Action......................................................32

ARTICLE 14  Trust.............................................................32


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 14.1       Establishment of the Trust........................................32
 14.2       Interrelationship of the Plan and the Trust.......................32
 14.3       Investment of Trust Assets........................................33
 14.4       Distributions from the Trust......................................33

ARTICLE 15  Miscellaneous.....................................................33
 15.1       Status of Plan....................................................33
 15.2       Unsecured General Creditor........................................33
 15.3       Company's Liability...............................................33
 15.4       Nonassignability..................................................34
 15.5       Not a Contract of Employment......................................34
 15.6       Furnishing Information............................................34
 15.7       Terms.............................................................34
 15.8       Captions..........................................................34
 15.9       Governing Law.....................................................35
 15.10      Notice............................................................35
 15.11      Successors........................................................35
 15.12      Spouse's Interest.................................................35
 15.13      Validity..........................................................35
 15.14      Incompetent.......................................................36
 15.15      Court Order.......................................................36
 15.16      Insurance.........................................................36
 15.17      Aggregation of Employers..........................................36


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                                 ROLLINS, INC.
                           DEFERRED COMPENSATION PLAN
                              Amended and Restated
                             Effective July 1, 2005

                                    PURPOSE

     The purpose of this Rollins, Inc. Deferred Compensation Plan is to provide specified benefits to a select group of management or highly compensated employees of Rollins, Inc. and those of its affiliates that are participating employers under this Plan as set forth in Section 1.13. This Plan shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. This Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, as added by the American Jobs Creation Act of 2004 and the Treasury regulations and any other authoritative guidance issued thereunder.

                                   ARTICLE 1
                                  DEFINITIONS

     For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Account Balance" shall mean, with respect to a Participant, a credit on the records of the Company equal to the sum of (i) the Deferral Account balance, (ii) the Company Discretionary Account balance, (iii) the Company Discretionary Benefit Restoration Account balance, and (iv) the Former Western Plan Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2 "Annual Base Salary" shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such


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     calendar  year,  excluding  Annual  Bonus  Payments  and any other bonus or incentive payments, commissions, overtime, fringe benefits, stock options, relocation expenses, non-monetary awards, fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee's gross income). Annual Base Salary shall be calculated without regard to any reductions for
     compensation   voluntarily  deferred  or  contributed  by  the  Participant pursuant to all qualified or non-qualified plans of the Company (and therefore shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3) or 402(h) pursuant to plans established by the Company).

1.3 "Annual Bonus Payments" shall mean any compensation paid to a Participant under any incentive plans or bonus arrangements of the Company with respect to which the Plan Committee in its discretion permits deferrals to be made hereunder, which compensation is based on the performance by the Participant of services for the Company over a period of at least twelve
     (12) months (whether or not paid in such performance period or included on the Federal Income Tax Form W-2 for such performance period) and which qualifies as "performance-based compensation" under Section 409A.

1.4 "Annual Company Discretionary Amount" shall mean, for the Plan Year of reference, the amount determined in accordance with Section 3.5.

1.5 "Annual Company Discretionary Benefit Restoration Amount" shall mean, for the Plan Year of reference, the amount determined in accordance with
     Section 3.6.

1.6 "Annual Deferral Amount" shall mean that portion of a Participant's Annual Base Salary and Annual Bonus Payments that a Participant elects to have, and is, deferred in accordance with Article 3, for the Plan Year of reference. In the event of a Participant's Retirement, death or a Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.7 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 8, that are entitled to receive benefits under this Plan upon the death of a Participant.

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1.8  "Beneficiary Designation Form" shall mean the form established from time to time by the Plan Committee that a Participant completes, signs and returns to the Plan Committee to designate one or more Beneficiaries.

1.9 "Board" shall mean the board of directors of the Sponsor or, if the Board so directs, a committee of such Board acting on behalf of the Board in the exercise of any and all powers and duties of the Board pursuant to this Plan.

1.10 "Claimant" shall have the meaning set forth in Section 13.2.

1.11 "Change In Control" shall mean a change in the ownership or effective control of the Sponsor within the meaning of Section 409A(a)(2)(A)(v) and any guidance issued thereunder from time to time by the Internal Revenue Service, including Notice 2005-1.

1.12 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.13 "Company" shall mean, collectively, the Sponsor and any affiliate of the Sponsor that adopts this Plan with the approval of the Sponsor, as set forth on Schedule B, and any successor to all or substantially all of the Company's assets or business.

1.14 "Company Discretionary Account" shall mean (i) the sum of the Participant's Annual Company Discretionary Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Company Discretionary Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Company Discretionary Account.

1.15 "Company Discretionary Benefit Restoration Account" shall mean (i) the sum of the Participant's Annual Company Discretionary Benefit Restoration Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Company Discretionary Benefit Restoration Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Company Discretionary Benefit Restoration Account.

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1.16 "Deduction  Limitation" shall mean the following described  limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the Deduction Limitation" under this Plan. If the Plan Committee determines in good faith that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Company would not be deductible by the Company solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Plan Committee to ensure that the entire amount of any distribution to the Participant pursuant to this Plan is deductible, the Plan Committee may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited or debited with additional amounts in accordance with
     Section 3.9 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited or debited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by
     the  Plan  Committee  in  good  faith,  on  which  the   deductibility   of
     compensation paid or payable to the Participant for the taxable year of the Company during which the distribution is made will not be limited by Code
     Section 162(m). Notwithstanding the foregoing, this Section 1.16 shall apply only to the extent permitted by Section 409A.

1.17 "Deferral Account" shall mean (i) the sum of all of a Participant's Annual Deferral Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.18 "Effective Date" shall mean the effective date of this Plan, which is July 1, 2005.

1.19 "Election Form" shall mean the form or forms established from time to time by the Plan Committee that a Participant completes, signs and returns to the Plan Committee to make an election under the Plan (which form or forms may take the form of an electronic transmission, if required or permitted by the Plan Committee).

1.20 "Employee" shall mean an individual whom the Company treats as an "employee" for Federal income tax withholding purposes.

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1.21 "ERISA" shall mean the Employee  Retirement Income Security Act of 1974, as
     amended from time to time.

1.22 "Former Western Plan Account" shall mean, with respect to any Participant with an account balance under the Western Industries-North, Inc. Deferred Compensation Plan (the "Western Plan") as of December 31, 2007 who does not incur a distribution event under the terms of the Western Plan prior to January 1, 2008, (i) the amount credited to the Participant's account under the Western Plan as of December 31, 2007 which is credited to the Participant's Former Western Plan Account under this Plan as of January 1, 2008 in accordance with Section 3.8, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Former Western Plan Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Former Western Plan Account.

1.23 "Participant" shall mean any Employee who is selected by the Plan Committee to participate in the Plan, provided such individual (i) elects to participate in the Plan, (ii) signs a Plan Agreement, an Election Form(s) and a Beneficiary Designation Form, (iii) has his or her signed Plan Agreement, Election Form(s) and Beneficiary Designation Form accepted by the Plan Committee, (iv) commences participation in the Plan, and (v) does not have his or her Plan Agreement terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an Account Balance under the Plan under any circumstance.

1.24 "Plan" shall mean this Rollins, Inc. Deferred Compensation Plan, as evidenced by this instrument and by each Plan Agreement, as they may be further amended from time to time.

1.25 "Plan Agreement" shall mean a written agreement (which may take the form of an electronic transmission, if required or permitted by the Plan Committee), as may be amended from time to time, which is entered into by and between the Company and a Participant. Each Plan Agreement executed by a Participant and the Company shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Company shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits


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     otherwise  provided  under  the  Plan;  provided,  however,  that  any such additional benefits or benefit limitations must be agreed to by both the Company and the Participant. In the Plan Agreement, each Participant shall acknowledge that he or she accepts all of the terms of the Plan including the discretionary authority of the Plan Committee as set forth in Article 11.

1.26 "Plan Committee" shall mean the Plan committee appointed by the Sponsor, which, except as otherwise specified, shall be responsible for the general administration of the Plan, or a designated agent of such Plan Committee.

1.27 "Plan Year" shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year during which this Plan is in effect; provided, however, that the Plan shall experience a short first Plan Year beginning July 1, 2005 and ending December 31, 2005.

1.28 "Pre-Retirement  Survivor  Benefit"  shall  mean the  benefit  set forth in
     Article 6.

1.29 "Retirement", "Retire(s)" or "Retired" shall mean Separation from Service with the Company for any reason other than an authorized leave of absence or death on or after (i) the attainment of age sixty-five (65) or (ii) the attainment of age sixty (60) with twenty (20) Years of Service.

1.30 "Retirement Benefit" shall mean the benefit set forth in Article 5.

1.31 "Section 409A" shall mean Code Section 409A and the Treasury regulations and other authoritative guidance issued thereunder.

1.32 "Separation from Service" shall mean separation from service within the meaning of Section 409A.

1.33 "Short-Term Payout" shall mean the payout set forth in Article 4.

1.34 "Sponsor" shall mean Rollins, Inc., a Delaware corporation, and any successor to all or substantially all of the Sponsor's assets or business.

1.35 "Termination Benefit" shall mean the benefit set forth in Article 7.

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1.36 "Termination  of Employment"  shall mean  Separation  from Service with the
     Company,   voluntarily  or   involuntarily,   for  any  reason  other  than
     Retirement, death or an authorized leave of absence.

1.37 "Trust" shall mean the trust established pursuant to this Plan, as amended from time to time.

1.38 "Unforeseeable Financial Emergency" shall mean a severe financial hardship to the Participant resulting from (i) an illness or accident of the Participant, the Participant's spouse or a dependent (as defined in Code
     Section 152(a)) of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) an other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Plan Committee.

1.39 "Yearly Installment Method" shall be a yearly installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: The Account Balance of the Participant (or the appropriate portion thereof) shall be calculated as of the close of business on the date of reference (or, if the date of reference is not a business day, on the immediately following business day), and shall be paid as soon as practicable thereafter. The date of reference with respect to the first (1st) yearly installment payment shall be as provided in Section 5.2, and the date of reference with respect to subsequent yearly installment payments shall be the anniversary of the first (1st) yearly installment payment. The yearly installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one (1), and the denominator of which is the remaining number of yearly payments due the Participant. By way of example, if the Participant elects a ten (10) year Yearly Installment Method, the first payment shall be one-tenth (1/10) of the Account Balance, calculated as described in this definition. The following year, the payment shall be one-ninth (1/9) of the Account Balance, calculated as described in this definition.

1.40 "Years of Service" shall mean at any time the number of years of service with which a Participant has been credited under a 401(k) plan sponsored by the Company. If, at any time, the Participant has been credited with years of service under more than one Company-sponsored 401(k) plan, the Participant's Years of Service under this Plan shall be determined by reference to that Company-sponsored 401(k) plan under which the Participant has been credited with the greatest number of years of service.

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                                   ARTICLE 2
                        SELECTION/ENROLLMENT/ELIGIBILITY

2.1 Eligibility. Participation in the Plan shall be limited to Employees whom the Plan Committee, in its sole discretion, designates, for participation, provided that Employees may not participate in the Plan unless they are members of a select group of management or highly compensated employees of the Company, as membership in such group is determined for purposes of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA (which determination shall be made by the Plan Committee in its sole discretion).

2.2 Enrollment Requirements. As a condition to initial participation, each selected Employee shall complete, execute and return to the Plan Committee a Plan Agreement, an Election Form(s) and a Beneficiary Designation Form, all within thirty (30) days after he or she is notified of his or her eligibility to participate in the Plan. In addition, the Plan Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 Commencement of Participation. Provided a selected Employee has met all enrollment requirements set forth in this Plan and required by the Plan Committee, including returning all required documents to the Plan Committee within the specified time period, that individual shall commence participation in the Plan on the first day of the month following the month in which he or she has completed all enrollment requirements (or as soon as practicable thereafter as the Plan Committee may determine). If he or she fails to meet all such requirements within the period required by Section 2.2, that individual shall not be eligible to participate in the Plan until the first day of the following Plan Year, again subject to timely delivery to and acceptance by the Plan Committee of the required documents.

2.4 Termination of Participation and/or Deferrals. If the Plan Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees of the Company (as defined in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA), the Plan Committee shall have the right, in its sole discretion and subject to Section 409A, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant's


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     then vested  Account  Balance as a  Termination  Benefit and  terminate the
     Participant's participation in the Plan.

                                   ARTICLE 3
         DEFERRAL COMMITMENTS/COMPANY CONTRIBUTIONS/FORMER WESTERN PLAN
                            ACCOUNTS/CREDITING/TAXES

3.1 Minimum Deferral. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferred Amount, Annual Base Salary and/or Annual Bonus Payments in the minimum amount of two thousand dollars ($2,000) for each such type of compensation.

     Notwithstanding the foregoing, the Plan Committee may, in its sole discretion, establish for any Plan Year a different minimum amount for Annual Base Salary and/or Annual Bonus Payments.

3.2  Maximum Deferral.

     (a) Annual Base Salary and Annual Bonus Payments. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Annual Base Salary and/or Annual Bonus Payments up to the following maximum percentages for each type of compensation:

          Compensation                      Maximum Deferral Percentage
          Annual Base Salary                          50%
          Annual Bonus Payments                       100%

     (b) Plan Committee's Discretion. Notwithstanding the foregoing, (i) the Plan Committee may, in its sole discretion, establish for any Plan Year maximum percentages which differ from those set forth above, and
          (ii) if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount with respect to Annual Base Salary and Annual Bonus Payments shall be limited to the percentage of such compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form(s) to the Plan Committee for acceptance.

3.3  Election to Defer/Change in Election.

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

     (a)  Timing of Elections.

          (i) Elections with Respect to Annual Base Salary. An Annual Base Salary election must be made within the deadlines established by the Plan Committee, provided that, except as provided in paragraph (iii) below, in no event shall such an election be made after the last day of the Plan Year preceding the Plan Year in which the services giving rise to the Annual Base Salary to be deferred are to be performed.

          (ii) Elections with Respect to Annual Bonus Payments. An Annual Bonus Payment election must be made within the deadlines established by the Plan Committee, provided that, except as provided in paragraph (iii) below, in no event shall such an election be made later than six (6) months prior to the last day of the period over which the services giving rise to the Annual Bonus Payments to be deferred are performed.

          (iii)First Year of  Eligibility.  Notwithstanding  paragraphs  (i) and
               (ii) above, if and to the extent permitted by the Plan Committee, in the case of the first Plan Year in which an Employee becomes eligible to participate in the Plan, the Employee may make a deferral election at times other than those permitted by paragraphs (i) and (ii) above, provided that such election is made no later than thirty (30) days after the date the Employee becomes eligible to participate in the Plan. Such election will apply only with respect to compensation attributable to services performed after the date the election is made. This paragraph
               (iii) will apply with respect to the short Plan Year commencing July 1, 2005 and ending December 31, 2005, as well as to Plan Years commencing on and after January 1, 2006.

     (b) Manner of Election. Deferral elections (and any other elections the Plan Committee deems necessary or desirable under the Plan) shall be made by timely delivering to the Plan Committee an Election Form, along with such other forms the Plan Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form(s) must be completed and signed by the Participant, timely delivered to the Plan Committee (in accordance with Sections
          2.2 and 3.3(a) above) and accepted by the Plan  Committee.  If no such

          Election Form(s) is timely delivered for a Plan Year (or portion thereof), the Annual Deferral Amount shall be zero (0) for that Plan Year (or portion thereof).

     (c) Change in Election. A Participant may not change his or her deferral election that is in effect for a Plan Year, unless permitted by the Plan Committee in compliance with Section 409A.

     (d) Validity of Elections. The Plan Committee reserves the right to determine the validity of all deferral elections made under the Plan in accordance with the requirements of applicable law, including
          Section 409A. If the Plan Committee, in its sole discretion, determines that an election is not valid under applicable law, the Plan Committee may treat the deferral election as null and void, and pay Annual Base Salary and/or Annual Bonus Payments to the affected Participant without regard to the Participant's deferral election. By way of example and not limitation, if the Plan Committee determines that a deferral election should have been made at a time that is earlier than the time it is actually made (even if such election would otherwise comply with the terms of the Plan, including Section 3.3(a) above), the Plan Committee will have the right to disregard such election and pay Annual Base Salary and/or Annual Bonus Payments to the affected Participant without regard to the Participant's deferral election.

3.4 Withholding of Annual Deferral Amounts. For each Plan Year, the Annual Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Annual Base Salary payment in the percentage elected by the Participant. The Annual Bonus Payments portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus Payments are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year for which the election is made.

3.5 Annual Company Discretionary Amount. For each Plan Year, the Plan Committee, acting on behalf of the Company and in its sole discretion, may, but is not required to, credit any amount it desires to any Participant's Company Discretionary Account under this Plan, which amount shall be for that Participant the Annual Company Discretionary Amount for that Plan Year. The amount so credited on behalf of a Participant may be smaller or larger than the amount credited on behalf of any other Participant, and the amount credited on behalf of any Participant for a Plan Year may be zero
     (0), even though one or more other  Participants  receive an Annual Company

     Discretionary Amount for that Plan Year.

     Unless otherwise specified by the Plan Committee, the Annual Company Discretionary Amount, if any, shall be credited as soon as practicable after the last day of the Plan Year. Unless otherwise specified by the Plan Committee, if a Participant to whom an Annual Company Discretionary Amount would otherwise be credited is not employed by the Company as of the last day of a Plan Year, the Annual Company Discretionary Amount for that Plan Year shall be zero (0).

3.6 Annual Company Discretionary Benefit Restoration Amount. For each Plan Year, the Plan Committee, acting on behalf of the Company and in its sole discretion, may, but is not required to, credit an amount to any Participant's Company Discretionary Benefit Restoration Account under this Plan, which amount shall be for that Participant the Annual Company Discretionary Benefit Restoration Amount for that Plan Year.

     Unless otherwise specified by the Plan Committee, in order to be eligible to receive an Annual Company Discretionary Benefit Restoration Amount credit for a Plan Year, a Participant must: (a) have a most recent hire date of no later than June 30, 1999; (b) be employed by the Company for all of 2006; (c) have completed at least five (5) full years of participation in the Company's qualified defined benefit pension plan; and (d) be employed as of the last day of the Plan Year for which the Annual Company Discretionary Benefit Restoration Amount is credited, all as determined by the Plan Committee.

     A Participant's Annual Company Discretionary Benefit Restoration Amount for the Plan Year of reference, if any, shall be a percentage of the Participant's Annual Base Salary for the Plan Year not exceeding two hundred and ten thousand dollars ($210,000), or such other maximum established by the Plan Committee, determined as follows:

           NUMBER OF POINTS           ANNUAL COMPANY DISCRETIONARY BENEFIT
                                               RESTORATION AMOUNT

            Less than 55                    0% of Annual Base Salary
            55 to 64.99                     1.5% of Annual Base Salary
            65 or more                      3% of Annual Base Salary

     For purposes of the preceding, the Participant's number of points shall be calculated as:

     Participant's age + (Participant's Years of Service X 1.5)

     For purposes of the preceding, the Participant's age will be determined as of June 30, 2005. The Participant's Years of Service will be determined as of June 30, 2005, based on the Participant's most recent hire date (i.e., if the Participant was rehired, he or she will not receive Years of Service credit for purposes of this Section for service the Participant performed prior to his or her rehire date).


     Unless otherwise specified by the Plan Committee, the Annual Company Discretionary Benefit Restoration Amount, if any, shall be credited as soon as practicable after the last day of the Plan Year. Unless otherwise specified by the Plan Committee, these Annual Company Discretionary Amounts will be credited for five (5) Plan Years, with the first Annual Company Discretionary Amounts being credited in January 2007 (for the 2006 Plan
     Year) for those eligible Participants who are employed by the Company for all of 2006 and who are still in active employment by the Company as of December 31, 2006.

3.7 Investment of Trust Assets. The trustee of the Trust shall be authorized, upon written instructions received from the Plan Committee or investment manager appointed by the Plan Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust agreement, including the reinvestment of the proceeds in one or more investment vehicles designated by the Plan Committee.

3.8 Former Western Plan Accounts. Effective as of January 1, 2008, the Western Industries-North, Inc. Deferred Compensation Plan (the "Western Plan") merges with and into this Plan. With respect to any Participant with an account balance under the Western Plan as of December 31, 2007 who does not incur a distribution event under the terms of the Western Plan prior to January 1, 2008, the amount credited to the Participant's account under the Western Plan as of December 31, 2007 shall be credited, as of January 1, 2008, to the Participant's Former Western Plan Account under this Plan. With respect to any Participant who incurs a distribution event under the terms of the Western Plan prior to January 1, 2008, his or her Western Plan account balance shall be governed in accordance with the terms of the

     Western Plan prior to January 1, 2008.

3.9  Vesting.

     (a)  A Participant  shall at all times be one hundred percent (100%) vested
          in  his  or  her  Deferral  Account,   Company  Discretionary  Benefit
          Restoration Account and Former Western Plan Account.

     (b) A Participant shall become vested in his or her Company Discretionary Account as and to the extent that the Participant becomes vested in Company matching contributions under a 401(k) plan sponsored by the Company, or (if earlier) as of the date of a Change in Control. If Company matching contributions have been allocated on behalf of the Participant under more than one Company-sponsored 401(k) plan, the 401(k) plan referenced in the preceding sentence shall be that Company-sponsored 401(k) plan under which the Participant has attained the greatest percentage of vesting in his or her Company matching contributions.

3.10 Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Plan Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:

     (a) Sub-Accounts. Separate sub-accounts shall be established and maintained with respect to each Participant's Account Balance (together, the "Sub-Accounts"), if and as applicable, one attributable to the portion of the Participant's Account Balance which represents Annual Base Salary deferrals, another attributable to the portion of the Participant's Account Balance which represents Annual Bonus Payments deferrals, another attributable to the portion of the Participant's Account Balance which represents Annual Company
          Discretionary Amounts and Annual Company Discretionary Benefit Restoration Amounts, and another attributable to the portion of the Participant's Account Balance which represents the balance credited to the Participant's Former Western Plan Account, if applicable.

     (b) Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3 above

          (and/or,   with   respect   to  the   Sub-Account   representing   the
          Participant's Former Western Plan Account, during the applicable election period established by the Plan Committee in connection with the merger of the Western Industries-North, Inc. Deferred Compensation Plan with and into this Plan), shall elect, on the Election Form(s), one or more Measurement Fund(s) (as described in Section 3.10(d) below) to be used to determine the additional amounts to be credited or debited to each of his or her Sub-Accounts for the first business day of the Plan Year, continuing thereafter unless changed in accordance with the next sentence. Commencing with the first business day of the Plan Year, and continuing thereafter for the remainder of the Plan Year (unless the Participant ceases during the Plan Year to participate in the Plan), the Participant may (but is not required to) elect, by submitting an Election Form(s) to the Plan Committee that is accepted by the Plan Committee (which submission may take the form of an electronic transmission, if required or permitted by the Plan Committee), to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited or debited to each of his or her Sub-Accounts, or to change the portion of each of his or her Sub-Accounts allocated to each previously or newly elected Measurement Fund(s); provided, however, that any such election(s) will be processed on a monthly basis, as described in the following sentence. If, during a given month, a Participant makes one or more elections in accordance with the previous sentence, all such elections made by the Participant during the month shall be collected and the last such election made prior to 4:00pm EST on the last market day of the month will be processed and shall continue to apply for the remainder of the Plan Year (unless the Participant ceases during the Plan Year to participate in the Plan), unless changed in accordance with the above.

     (c) Proportionate Allocation. In making any election described in Section 3.10(b) above, the Participant shall specify on the Election Form(s), in whole percentage points, the percentage of each of his or her Sub-Account(s) to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

     (d) Measurement Funds. The Participant may elect one or more of the Measurement Funds set forth on Schedule A (the "Measurement Funds") for the purpose of crediting or debiting additional amounts to his or her Account Balance. The Plan Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund(s). Each such action will take effect as of the first business day that follows by thirty
          (30) days the day on which the Plan Committee gives Participants advance written (which shall include e-mail) notice of such change. If the Plan Committee receives an initial or revised Measurement Fund(s) election which it deems to be incomplete, unclear or improper, the Participant's Measurement Fund(s) election then in effect shall remain in effect (or, in the case of a deficiency in an initial Measurement Fund(s) election, the Participant shall be deemed to have filed no deemed investment direction). If the Plan Committee possesses (or is deemed to possess as provided in the previous sentence) at any time directions as to Measurement Fund(s) of less than all of the Participant's Account Balance, the Participant shall be deemed to have directed that the undesignated portion of the Account Balance be deemed to be invested in a money market, fixed income or similar Measurement Fund made available under the Plan as determined by the Plan Committee in its discretion. Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Plan Committee and the Company, and their agents and representatives, from any losses or damages of any kind relating to (i) the Measurement Funds made available hereunder and (ii) any discrepancy between (a) the credits and debits to the Participant's Account Balance based on the performance of the Measurement Funds and the application of the crediting and debiting method described in
          Section 3.10(e) below and (b) what the credits and debits otherwise might be in the case of an actual investment in the Measurement Funds.

     (e) Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Plan Committee, in its sole discretion, based on the performance of the Measurement Funds themselves. A Participant's Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, or as otherwise determined by the Plan Committee in its sole discretion, as though (i) a Participant's Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages elected by the Participant as of such date, at the closing price on such date; (ii) the portion of the Annual Deferral Amount that was actually deferred was invested in the Measurement Fund(s) selected by the Participant, in the percentages elected by the Participant, no later than the close of business on the third (3rd) business day after the day on which such amounts are actually deferred from the Participant's Annual Base Salary and Annual Bonus Payments through reductions in his or her amounts otherwise payable, at the closing price on such date; (iii) any Annual Company Discretionary Amounts and/or Annual Company Discretionary Benefit Restoration Amounts credited to a Participant's Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages elected by the Participant, as soon as administratively practicable following the date such amount(s) were credited to the Participant's Plan Account; (iv) any amount(s) credited to the Participant's Former Western Plan Account were invested in the Measurement Fund(s) selected by the Participant, in the percentages selected by the Participant, as soon as administratively practicable following the date such amounts(s) were credited to the Participant's Former Western Plan Account; and (v) any distribution made to a Participant that decreases such Participant's Account Balance ceased being invested in the Measurement Fund(s), in the percentages applicable to such calendar month, no earlier than three (3) business days prior to the distribution, at the closing price on such date.

     (f) No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured general creditor of the Company.

     (g) Beneficiary Elections. Each reference in this Section 3.10 to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

3.11 FICA and Other Taxes.

     (a) Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Company shall withhold from that portion of the Participant's Annual Base Salary and/or Annual Bonus Payments that is not being deferred, in a manner determined by the Company, the Participant's share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Plan Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.11.

     (b) Annual Company Discretionary Amounts. When a Participant becomes vested in a portion of his or her Company Discretionary Account, the Company shall have the discretion to withhold from the Participant's Annual Base Salary and/or Annual Bonus Payments that is not deferred, in a manner determined by the Company, the Participant's share of FICA and other employment taxes on such vested portion of his or her
          Company Discretionary Amount. If necessary, the Plan Committee may reduce the vested portion of the Participant's Annual Company Discretionary Amounts in order to comply with this Section 3.11.

     (c) Annual Company Discretionary Benefit Restoration Amounts. For each Plan Year in which an Annual Company Discretionary Benefit Restoration Amount is credited to the Account Balance of a Participant, the Company shall have the discretion to withhold from the Participant's Annual Base Salary and/or Annual Bonus Payments that is not deferred, in a manner determined by the Company, the Participant's share of FICA and other employment taxes on such Annual Company Discretionary
          Benefit Restoration Amount. If necessary, the Plan Committee may reduce the vested portion of the Participant's Annual Company Discretionary Benefit Restoration Amounts in order to comply with this
          Section 3.11.

3.12 Distributions. Notwithstanding anything herein to the contrary, (i) any payments made to a Participant under this Plan shall be in cash form, and
     (ii) the Company, or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all Federal, state and local income, employment and other taxes required to be withheld by the Company, or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Company or the trustee of the Trust, as applicable.

                                   ARTICLE 4
             SHORT-TERM PAYOUT/UNFORESEEABLE FINANCIAL EMERGENCIES

4.1 Short-Term Payout. In connection with each election to defer Annual Deferral Amounts for a given Plan Year (and/or, with respect to the Participant's Former Western Plan Account balance, during the applicable election period established by the Plan Committee ending no later than December 31, 2005), a Participant may irrevocably elect to receive a future "Short-Term Payout" from the Plan. Except as otherwise required by the Plan Committee, such election may be made separately with respect to each Plan Year's Annual Base Salary and/or Annual Bonus Payments that have been deferred. In addition, except as otherwise required by the Plan Committee, such election may be made separately with respect to the Participant's Former Western Plan Account balance. Subject to the Deduction Limitation and to Section 3.12, the Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Base Salary and/or Annual Bonus Payments deferrals (and/or, if applicable, the Participant's Former Western Plan Account balance) subject to the Short-Term Payout election, and amounts credited or debited thereon in the manner provided in Section 3.10 above, determined at the time that the Short-Term Payout becomes payable (rather than the date of a Termination of Employment). Subject to the terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during the month of January of the Plan Year designated by the Participant that is at least three (3) Plan Years after the Plan Year in which the Annual Base Salary and/or Annual Bonus Payments deferrals subject to the Short-Term Payout election are actually deferred (and/or with respect to the Participant's Former Western Plan Account balance, during the month of January of the Plan Year designated by the Participant that is 2010 or later), as specifically elected by the Participant. By way of example, if a three (3) year Short-Term Payout is elected by a Participant for Annual Base Salary deferrals that are deferred in the Plan Year commencing July 1, 2005, the three (3) year Short-Term Payout would become payable during January of 2009. Notwithstanding the preceding sentences or any other provision of this Plan that may be construed to the contrary, a

     Participant who is an active Employee may, with respect to each Short-Term Payout, on a form determined by the Plan Committee, make one (1) or more additional deferral elections (a "Subsequent Election") to defer payment of all or any portion (as elected by the Participant in accordance with procedures established by the Plan Committee) of such Short-Term Payout to a Plan Year subsequent to the Plan Year originally (or subsequently) elected; provided, however, any such Subsequent Election will be null and void unless accepted by the Plan Committee no later than one (1) year prior to the first day of the Plan Year in which, but for the Subsequent Election, such Short-Term Payout would be paid, and such Subsequent Election provides for a deferral of at least five (5) Plan Years following the Plan Year in which the Short-Term Payout, but for the Subsequent Election, would be paid.

     Notwithstanding  the  preceding,  that portion of a  Participant's  Account
     Balance, if any, attributable to Annual Company Discretionary Amounts and/or Annual Company Discretionary Benefit Restoration Amounts shall not be eligible for a Short-Term Payout under the Plan.

4.2 Other Benefits Take Precedence Over Short-Term Payout. Should an event occur that triggers a benefit under Article 5, 6 or 7, any Annual Base Salary and/or Annual Bonus Payments deferrals (and/or amount(s) credited to a Participant's Former Western Plan Account), plus amounts credited or debited thereon, that are subject to a Short-Term Payout election under
     Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article.

4.3 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If a Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Plan Committee to (i) suspend any deferrals required to be made by a Participant to the extent permitted under Section 409A and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's vested Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency, taking into account the extent to which the Unforeseeable
     Financial  Emergency  is  or  may  be  relieved  through  reimbursement  or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of assets would not itself cause severe financial hardship), plus amounts necessary to pay taxes reasonably anticipated as a result of the payout. A suspension of deferrals or payout under this Section 4.3 shall be permitted only to the extent permitted under Section 409A, as determined by the Plan Committee in its sole discretion. A suspension of deferrals that is approved by the Plan Committee will take effect as soon as administratively feasible after such approval is granted. A payout that is approved by the Plan Committee will be made within sixty (60) days of the date of approval. The payment of any amount under this Section 4.3 shall not be subject to the Deduction Limitation.

                                   ARTICLE 5
                               RETIREMENT BENEFIT

5.1  Retirement   Benefit.  A  Participant  who  Retires  shall  receive,  as  a
     Retirement Benefit, his or her vested Account Balance.

5.2 Payment of Retirement Benefit. In connection with each election to defer Annual Deferral Amounts for a given Plan Year (and/or, with respect to the Participant's Former Western Plan Account balance, during the applicable election period established by the Plan Committee ending no later than December 31, 2005), a Participant shall elect on an Election Form to receive such Annual Deferral Amounts (and/or, if applicable, the Participant's Former Western Plan Account balance), and amounts credited or debited thereon in the manner provided in Section 3.10 above, upon Retirement in a lump sum or pursuant to a Yearly Installment Method of between two (2) and fifteen (15) years. Except as otherwise required by the Plan Committee, such election may be made separately with respect to each Plan Year's Annual Base Salary and/or Annual Bonus Payments that have been deferred. In addition, except as otherwise required by the Plan Committee, such election may be made separately with respect to the Participant's Former Western Plan Account balance. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum.

     Notwithstanding the above or anything herein that may suggest otherwise, the portion (if any) of the Participant's vested Account Balance attributable to Annual Company Discretionary Amounts and Annual Company Discretionary Benefit Restoration Amounts shall be payable to the Participant solely as a lump sum payment.

     Unless an election is changed by the Participant as provided below, such Retirement Benefit shall be paid (or shall commence, in the case of installment payments) as follows: (i) if the Participant's Retirement occurs during January through June of any Plan Year, the Retirement Benefit shall be paid (or commence) on or after January 2 of the Plan Year following the Plan Year of the Participant's Retirement; (ii) if the Participant's Retirement occurs during July through December of any Plan Year, the Retirement Benefit shall be paid (or commence) on or after July 2 of the Plan Year following the Plan Year of the Participant's Retirement.

     The Participant may change his or her election to an allowable alternative payout period by submitting a new Election Form to the Plan Committee, provided that any such Election Form is submitted at least one (1) year prior to the Participant's Retirement and, if required by Section 409A, provides for a distribution (or commencement of distributions) date which is at least five (5) Plan Years from the distribution date then in effect. The Election Form most recently accepted by the Plan Committee shall govern the payout of the Retirement Benefit with respect to the portion of the Participant's Account Balance to which it pertains.

     Notwithstanding anything above or elsewhere in the Plan to the contrary, except as otherwise permitted by Section 409A, no change submitted on an Election Form shall be accepted by the Company if the change accelerates the time over which distributions are to be made to the Participant, and the Company shall deny any change made to an election if the Plan Committee determines that the change violates any requirement under Section 409A, including the requirement that the first payment with respect to which such election is made be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made.

                                   ARTICLE 6
                                SURVIVOR BENEFIT

6.1  Pre-Retirement  Survivor  Benefit.  The  Participant's   Beneficiary  shall
     receive a Pre-Retirement Survivor Benefit equal to the Participant's vested Account Balance if the Participant dies while an Employee.

6.2 Payment of Pre-Retirement Survivor Benefit. The Pre-Retirement Survivor Benefit shall be paid in a lump sum as soon as practicable following the date on which the Plan Committee has been provided with proof that is satisfactory to the Plan Committee of the Participant's death. Any payment made hereunder shall not be subject to the Deduction Limitation.

6.3 Death Prior to Completion of Retirement Benefit or Termination Benefit. If a Participant dies after Retirement or Termination of Employment but before the Retirement Benefit or Termination Benefit is paid in full, the Participant's unpaid Retirement Benefit or Termination Benefit payments shall continue and shall be paid to the Participant's Beneficiary over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived. Any payment made hereunder shall not be subject to the Deduction Limitation.

                                   ARTICLE 7
                              TERMINATION BENEFIT

7.1 Termination Benefit. A Participant shall receive a Termination Benefit, which shall be equal to the Participant's vested Account Balance if the Participant experiences a Termination of Employment prior to his or her Retirement or death.

7.2 Payment of Termination Benefit. The Termination Benefit shall be paid in a lump sum as follows: (i) if the Participant's Termination of Employment occurs during January through June of any Plan Year, the Termination Benefit shall be paid on or after January 2 of the Plan Year following the Plan Year of the Participant's Termination of Employment; (ii) if the Participant's Termination of Employment occurs during July through December of any Plan Year, the Termination Benefit shall be paid on or after July 2 of the Plan Year following the Plan Year of the Participant's Termination of Employment.

                                   ARTICLE 8
                            BENEFICIARY DESIGNATION

8.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.

8.2 Beneficiary Designation/Change. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form and returning it to the Plan Committee. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Committee's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Plan Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and delivered to the Plan Committee prior to his or her death.

8.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Plan Committee or its designated agent.

8.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 8.1, 8.2 and 8.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse, or, if the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

8.5 Doubt as to Beneficiary. If the Plan Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Plan Committee shall have the right, exercisable in its sole discretion, to cause the Company to withhold such payments until this matter is resolved to the Plan Committee's satisfaction.

8.6 Discharge of Obligations. The payment of benefits under the Plan to a person believed in good faith by the Plan Committee to be a valid Beneficiary shall fully and completely discharge the Company and the Plan Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits. Neither the Plan Committee nor the Company shall be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such Participant's or Beneficiary's last known address. If the Plan Committee notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Plan Committee within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Plan Committee, the Plan Committee may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Plan Committee determines. If the location of none of the foregoing persons can be determined, the Plan Committee shall have the right to direct that the amount payable shall be deemed to be a forfeiture and paid to the Company, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Company if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, neither the Plan Committee nor the Company shall be liable to any person for any payment made in accordance with such law.

                                   ARTICLE 9
                                LEAVE OF ABSENCE

9.1 Paid Leave of Absence. If a Participant is authorized by the Company for any reason to take a paid leave of absence from his or her service to the Company, the Participant shall continue to be considered employed by the Company, and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.4.

9.2 Unpaid Leave of Absence. If a Participant is authorized by the Company for any reason to take an unpaid leave of absence from his or her service to the Company, the Participant shall continue to be considered employed by the Company, and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid service status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

                                   ARTICLE 10
                       TERMINATION/AMENDMENT/MODIFICATION

10.1 Termination. Although the Sponsor anticipates that it will continue the Plan for an indefinite period of time, the Sponsor reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of the Participants. No such action may be taken without the approval of the Board. Upon a complete or partial termination of the Plan, the Plan Agreements of the affected Participants shall terminate and their vested Account Balances (determined as if the affected participants had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant, as if he or she had Retired on the date of Plan termination), shall, subject to Section 10.6, be paid to the Participants in accordance with their distribution elections in effect at the time of the Plan termination. Notwithstanding the preceding, if distribution of a Participant's Account Balance as a result of the termination of the Plan is not permitted by Section 409A, the payment of the Account Balance shall be made only after Plan benefits otherwise become due hereunder. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination.

     Without limiting the generality of the foregoing, but subject to Section 409A, the Sponsor reserves the right to terminate the Plan (or for a successor of the Sponsor to terminate the Plan), in its discretion, and to distribute to Participants their vested Account Balances within twelve (12) months of a Change In Control.

10.2 Amendment. The Sponsor may, at any time, amend or modify the Plan in whole or in part by the action of the Board; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant's vested Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification.

10.3 Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6 or 7 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

10.4 Amendment to Ensure Proper Characterization of the Plan. Notwithstanding the previous Sections of this Article 10, the Plan may be amended at any time, retroactively if required, if necessary, in the opinion of the Board, to ensure that the Plan is characterized as a "top hat" plan of deferred compensation maintained for a select group of management or highly compensated employees, as described Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, to conform the Plan to the provisions of Section 409A, to ensure that amounts deferred under the Plan are not taxable to a Participant under the Federal income tax laws prior to the date on which such amounts are made available to the Participant and to conform the Plan to the provisions and requirements of any other applicable law (including ERISA and the Code).

10.5 Changes in Law Affecting Taxability.

     (a) Operation. This Section shall become operative upon the enactment of any change in applicable statutory law or the promulgation by the Internal Revenue Service of a final regulation or other pronouncement having the force of law, which statutory law, as changed, or final regulation or pronouncement, as promulgated, would cause any Participant to include in his or her Federal gross income amounts deferred by the Participant under the Plan on a date (an "Early Taxation Event") prior to the date on which such amounts are made available to him or her hereunder; provided, however, that no portion of this Section shall become operative to the extent that portion would result in a violation of Section 409A (e.g., by causing an impermissible distribution under Section 409A).

     (b) Affected Right or Feature Nullified. Notwithstanding any other Section of this Plan to the contrary (but subject to subsection (c), below), as of an Early Taxation Event, the feature or features of this Plan that would cause the Early Taxation Event shall be null and void, to the extent, and only to the extent, required to prevent the Participant from being required to include in his or her federal gross income amounts deferred by the Participant under the Plan prior to the date on which such amounts are made available to him or her hereunder. If only a portion of a Participant's Account Balance is impacted by the change in the law, then only such portion shall be subject to this Section, with the remainder of the Account Balance not so affected being subject to such rights and features as if the law were not changed. If the law only impacts Participants who have a certain status with respect to the Company, then only such Participants shall be subject to this Section.

     (c) Tax Distribution. If an Early Taxation Event is earlier than the date on which the statute, regulation or pronouncement giving rise to the Early Taxation Event is enacted or promulgated, as applicable (i.e., if the change in the law is retroactive), there shall be distributed to each Participant, as soon as practicable following such date of enactment or promulgation, the amounts that became taxable on the Early Taxation Event.

10.6 Prohibited Acceleration/Distribution Timing. This Section shall take precedence over any other provision of the Plan or this Article 10 to the contrary. No provision of this Plan shall be followed if it would result in the acceleration of the time or schedule of any payment from the Plan in a manner that would violate the requirements of Section 409A. In addition, if the timing of any distribution election would result in any tax or other penalty (other than ordinarily payable Federal, state or local income or payroll taxes), which tax or penalty can be avoided by payment of the distribution at a later time, then the distribution shall be made (or commence, as the case may be) on (or as soon as practicable after) the first date on which such distributions can be made (or commence) without such tax or penalty.

                                   ARTICLE 11
                                 ADMINISTRATION

11.1 Administration. Except as otherwise provided herein, the Plan shall be administered by the Plan Committee. The Plan Committee shall be the named fiduciary for purposes of the claims procedure set forth in Article 13 only and shall, except as the Plan Committee may otherwise determine, have authority to act to the full extent of its absolute discretion to:

     (a)  Interpret the Plan;

     (b) Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Participants and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions in the Plan;

     (c) Create and revise rules and procedures for the administration of the Plan and prescribe such forms as may be required for Participants to make elections under, and otherwise participate in, the Plan; and

     (d) Take any other actions and make any other determinations as it may deem necessary and proper for the administration of the Plan.

     Any expenses incurred in the administration of the Plan shall be paid by the Sponsor or the Company.

11.2 Determinations. Except as the Plan Committee may otherwise determine (and subject to the claims procedure set forth in Article 13), all decisions and determinations by the Plan Committee shall be final and binding upon all Participants and Beneficiaries.

11.3 General. No member of the Plan Committee shall participate in any matter involving any questions relating solely to his own participation or benefits under this Plan. The Plan Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of any persons, firms or agents retained by it, including but not limited to accountants, actuaries, counsel and other specialists. Nothing in this Plan shall preclude the Sponsor or any Company from indemnifying the members of the Plan Committee for all actions under this Plan, or from purchasing liability insurance to protect such persons with respect to the Plan.

                                   ARTICLE 12
                         OTHER BENEFITS AND AGREEMENTS

12.1 Coordination with Other Benefits. The benefits provided for a Participant or a Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for Employees of the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                   ARTICLE 13
                               CLAIMS PROCEDURES

13.1 Scope of Claims Procedures. This Article is based on final regulations issued by the Department of Labor and published in the Federal Register on November 21, 2000 and codified at 29 C.F.R. section 2560.503-1. If any provision of this Article conflicts with the requirements of those regulations, the requirements of those regulations will prevail.

13.2 Initial Claim. Any claim arising out of or relating to the Plan shall be filed with the Plan Committee. The Plan Committee shall review the claim itself or appoint an individual or an entity to review the claim.

     (a) Initial Decision. The person making the claim (a "Claimant") shall be notified within ninety (90) days after the claim is filed whether the claim is allowed or denied, unless the Claimant receives written notice from the Plan Committee or appointee of the Plan Committee prior to the end of the ninety (90) day period stating that special circumstances require an extension of the time for decision, such extension not to extend beyond the day which is one hundred eighty
          (180) days after the day the claim is filed.

     (b) Manner and Content of Denial of Initial Claims. If the Plan Committee denies a claim, it must provide to the Claimant, in writing or by electronic communication:

          (i)   The specific reasons for the denial;

          (ii)  A reference to the Plan provision upon which the denial is based

          (iii) A description of any additional information or material that the Claimant must provide in order to perfect the claim;

          (iv) An explanation of why such additional material or information is necessary;

          (v) Notice that the Claimant has a right to request a review of the claim denial and information on the steps to be taken if the Claimant wishes to request a review of the claim denial; and

          (vi) A statement of the Participant's right to bring a civil action under ERISA Section 502(a) following a denial on review of the initial denial.

13.3 Review Procedures.

     (a) Request for Review. A request for review of a denied claim must be made in writing to the Plan Committee within sixty (60) days after receiving notice of denial. The decision upon review will be made within sixty (60) days after the Plan Committee's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision.

          The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Plan Committee. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

     (b) Manner and Content of Notice of Decision on Review. Upon completion of its review of an adverse initial claim determination, the Plan Committee will give the Claimant, in writing or by electronic notification, a notice containing:

          (i)   its decision;

          (ii)  the specific reasons for the decision;

          (iii) the relevant Plan provisions on which its decision is based;

          (iv) a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Plan's files which is relevant to the Claimant's claim for benefits;

          (v) a statement describing the Claimant's right to bring an action for judicial review under ERISA Section 502(a); and

          (vi) if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol or other similar criterion will be provided without charge to the Claimant upon request.

13.4 Calculation of Time Periods. For purposes of the time periods specified in this Article, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant's failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.

13.5 Legal Action. A Claimant's compliance with the foregoing provisions of this
     Article is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claims for benefits under the Plan. A Claimant must bring legal action within two (2) years of when the claim first arose, otherwise such Claimant shall be barred from bringing legal action.

                                   ARTICLE 14
                                     TRUST

14.1 Establishment of the Trust. The Company may, in its sole discretion, establish the Trust, in which event the Company intends, but is not required, to contribute to the Trust at such times and in such amounts as the Company shall determine appropriate, assets to provide for its future liabilities created with respect to the Annual Deferral Amounts, Annual Company Discretionary Amounts, Annual Company Discretionary Benefit Restoration Amounts and, if applicable, Former Western Plan Account amounts for the Participants.

14.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant with respect to amounts deferred under the Plan. The provisions of the Trust shall govern the rights of the Company, Participants and the creditors of the Company to the assets held by the Trust. The Company shall at all times remain liable to carry out its obligations under the Plan.

14.3 Investment of Trust Assets. The trustee of the Trust shall be authorized, upon written instructions received from the Plan Committee or investment manager appointed by the Plan Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust agreement, including the reinvestment of the proceeds in one or more investment vehicles designated by the Plan Committee.

14.4 Distributions from the Trust. The Company's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company's obligations under this Plan.

                                   ARTICLE 15
                                 MISCELLANEOUS

15.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

15.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits under this Plan, any and all of the Company's assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

15.3 Company's Liability. The Company's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement. The Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

15.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts deferred hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. Except as set forth in Section 15.15, no part of the amounts deferred hereunder shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

15.5 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant. Subject to any employment agreement to which the Company and the Participant may be parties, such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge the Participant at any time.

15.6 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Plan Committee by furnishing any and all information requested by the Plan Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Plan Committee may deem necessary.

15.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

15.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

15.9 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Georgia without regard to its conflicts of laws principles.

15.10 Notice. Any notice or filing required or permitted to be given to the Plan Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                              Director of Benefits
                            Benefits Administration
                    Rollins, Inc. Deferred Compensation Plan
                                 Rollins, Inc.
                             2170 Piedmont Road NE
                             Atlanta, Georgia 30324

      Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

      Such notices or filings shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

15.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

15.12 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

15.13 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

15.14 Incompetent. If the Plan Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Plan Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Plan Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

15.15 Court Order. The Plan Committee is authorized to make any payments directed by court order in any action in which the Plan or the Plan Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan under applicable community property or similar laws, the Plan Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse in accordance with Section 409A.

15.16 Insurance. The Company, on its own behalf or on behalf of the trustee of the Trust, and, in its sole discretion, may apply for and procure insurance on the life of a Participant, in such amounts and in such forms as the Company may choose. The Company or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Company shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.

15.17 Aggregation of Employers. To the extent required under Section 409A, if the Company is a member of a controlled group of corporations or a group of trades or business under common control (as described in Code ss.414(b) or (c)), all members of the group shall be treated as a single Company for purposes of whether there has occurred a Separation from Service and for any other purposes under the Plan as Section 409A shall require.

     IN WITNESS WHEREOF, the Sponsor has signed this Plan document as of July 1, 2005.

                                         ROLLINS, INC.


                                         By: /s/ Gary W. Rollins
                                             -----------------------------------
                                         Title: President
                                             -----------------------------------

                                   Schedule A

                               Measurement Funds

Pursuant to Section 3.9(d), the Participant may elect one or more of the following Measurement Funds:

--------------------------------------------------------------------------------
Fund Class                Measurement Funds
--------------------------------------------------------------------------------

Capital Preservation      Vanguard VVIF Money Market Portfolio

Income                    PIMCO VIT Total Return Portfolio

Balanced                  Vanguard VVIF Balanced Portfolio (Wellington)

Large Value               Vanguard VVIF Diversified Value Portfolio (Windsor II)

Large Growth              Fidelity VIP Contrafund Portfolio

Large Cap Stock Blend     Vanguard VIF Equity Index Portfolio

Mid Cap Value             Third Avenue VST Value Portfolio

Mid Cap Growth            Fidelity VIP Mid Cap Growth Portfolio

Small Cap                 Royce Capital Small Cap Portfolio

Foreign Stock             First Eagle VF Overseas Variable Fund

                                   Schedule B

                             Participating Employers

Pursuant to Section 1.13, the following affiliates of the Sponsor have elected to adopt the Plan and become participating employers under the Plan:

--------------------------------------------------------------------------------
NAME OF PARTICIPATING EMPLOYER
--------------------------------------------------------------------------------
Industrial Fumigant Company
--------------------------------------------------------------------------------
Western Industries-North, Inc.
--------------------------------------------------------------------------------
Orkin, Inc.
--------------------------------------------------------------------------------
Rollins Supply, Inc.
--------------------------------------------------------------------------------
Western Industries-South, Inc.
--------------------------------------------------------------------------------